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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statements of The Macerich Company on Form S-3 (File No. 333-21157), Form S-3 (File No. 333-38721) and Form S-8 of our report dated March 20, 1998, on our audits of the consolidated financial statements and financial statement schedule of The Macerich Company as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.

COOPERS & LYBRAND L.L.P.
Los Angeles, California
March 20, 1998